Exhibit 5

[Letterhead of Berenbaum, Weinshienk & Eason, P.C.]

April 22, 2002

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

Re:        Registration Statement on Form S-4

Gentlemen:

        We have acted as counsel to Evergreen Resources, Inc. (the "Company") in connection with the registration by the Company of 1,170,275 shares of its Common Stock, no par value (the "Shares") that may be offered and sold by the Company from time to time, as set forth in the Registration Statement on Form S-4 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-4 and Item 601(b)(5) of Regulation S-K.

        In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. In addition, we have assumed that each acquisition in which Shares are issued pursuant to the Registration Statement will be approved by such corporate proceedings as may be required under Colorado law.

        Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and (2) Shares have been issued upon the terms and conditions set forth in the Registration Statement, then such Shares will be legally issued, fully paid, and nonassessable.

        We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,
BERENBAUM, WEINSHIENK & EASON, P.C.
By:	/s/ JOHN B. WILLS John B. Wills